UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

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KULR TECHNOLOGY GROUP, INC.

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KULR TECHNOLOGY GROUP, INC.

1999 S. Bascom Ave. Suite 700

Campbell, CA 95008

408-663-5247

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS WITHOUT A MEETING

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

Dear Shareholder:

We are writing to inform you that on November 5, 2018, shareholders holding a majority of shares of our common stock, par value $0.0001 per share (“Common Stock”), executed a written consent in lieu of a shareholder meeting authorizing the Company to take the following corporate actions:

(i)	Amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 500,000,000 shares of Common Stock;

(ii)	Adopt and ratify the KULR Technology Group 2018 Equity Incentive Plan; and

(iii)	Ratify the authorization of the issuance of 1,000,000 shares of our Series A Voting Preferred Stock to our Chief Executive Officer, Michael Mo.

These items are more fully described in the accompanying Information Statement. The Written Consent was taken pursuant to Section 228 of the General Corporation Laws of Delaware, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of the number of Common Stock required to approve the action at a meeting.

This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the listed corporate actions will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

By Order of the Board of Directors

/s/ Michael Mo
Michael Mo
Chief Executive Officer

KULR TECHNOLOGY GROUP, INC.

1999 S. Bascom Ave. Suite 700

Campbell, CA 95008

December 4, 2018

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE EXCHANGE ACT

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN CONSENTED TO BY THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY’S VOTING STOCK.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

GENERAL INFORMATION

In this Information Statement we refer to KULR Technology Group, Inc., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

The Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of shareholders of the Company owning 61,173,061 shares of our Common Stock, or approximately 78.41% (with respect to Actions 1 and 2), and owning 34,723,061 shares of our Common Stock, or approximately 67.33% (with respect to Actions 3) of our issued and outstanding Common Stock (the “Majority Shareholders”). The actions taken by the Written Consent will not become effective until at least 20 calendar days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Majority Shareholders fully executed the Written Consent on November 5, 2018 (the “Record Date”).

Pursuant to the Written Consent, the Majority Shareholders approved (i) an amendment to our Articles of Incorporation to increase the total number of shares of Common Stock that the Company has the authority to issue from 100,000,000 to 500,000,000 shares, (ii) the adoption and ratification of the KULR Technology Group Equity Incentive Plan, and (iii) approve and authorize the issuance to our Chief Executive Officer, Michael Mo, 1,000,000 shares of our Series A Voting Preferred Stock (collectively, the “Actions”).

On November 21, 2018, our Board of Directors unanimously authorized the Company to effectuate the Actions at least 20 days after mailing this Information Statement.

This Information Statement contains a brief summary of the material aspects of each of the Actions approved by our Board of Directors and the Majority Shareholders.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 78,021,819 are issued and outstanding, and 20,000,000 shares of Series A Voting Preferred Stock, of which 0 are issued and outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders, and each share of Series A Voting Preferred Voting Stock entitles its holder to 100 votes on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by written consent, no other shareholder consents are required to be solicited in connection with this Information Statement.

With respect to Actions 1 and 2, we received the written consent of the holders of 61,173,061 issued and outstanding shares of Common Stock, representing approximately 78.41% of the votes entitled to be cast.

With respect to Action 3, we received the written consent of the holders of 34,723,061 issued and outstanding shares of Common Stock, representing approximately 67.33% of the disinterested votes entitled to be cast, which aggregate number of votes excluded the number of votes of the holders who abstained from voting on Action 3.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the Actions will be effected on or about the close of business on December 26, 2018.

ACTION 1

APPROVAL OF AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company’s Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $0.0001 par value. On November 5, 2018, the Majority Shareholders approved an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000 shares of Common Stock. On November 21, 2018, our Board of Directors authorized the Company to file an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 500,000,000 shares of Common stock, par value $0.0001 per share.

The Company currently has 100,000,000 authorized shares of Common Stock. As of the Record Date, the Company had 78,021,819 shares of Common Stock, par value $0.0001, issued and outstanding and 0 shares of Series A Voting Preferred Stock, par value $0.0001, (the “Preferred Stock”) issued and outstanding.

Reasons for and Effect of the Increase in Shares of Common Stock

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of Common Stock and Preferred Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation, as amended, and the delay and expense incurred in holding special meetings of the shareholders to approve such amendments.

Notwithstanding the foregoing, except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock and Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time. If this proposal is approved, all or any of the authorized shares may be issued without further share action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the shareholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all shareholders would reduce the proportionate interest in the Company of each share.

A copy of the proposed amendment to the Company’s Article of Incorporation, as amended, is attached hereto as Exhibit A. The amendment will become effective upon filing with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur promptly following December 25, 2018.

The increase in the authorized number of shares of Common Stock and Preferred Stock could have an anti-takeover effect. If the Company’s Board of Directors desire to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Authorized Share Increase be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

ACTION 2

ADOPT AND RATIFY THE KULR TECHNOLGY GROUP 2018 EQUITY INCENTIVE PLAN

Approval

On August 15, 2018, the Board of Directors of the Company approved the KULR Technology Group 2018 Equity Incentive Plan (the “Plan”). On November 5, 2018, the Majority Shareholders adopted and ratified the Plan.

Purpose of the Plan

The purpose of the Plan is to provide long-term incentives and rewards to directors, officers, consultants, advisors and employees of the Company and its subsidiaries (“Participants”) in order to assist the Company to attract and retain individuals with experience and/or ability on a basis competitive with industry practices and to associate the interest of these individuals with those of the Company’s shareholders by providing for the issuance of stock-based awards (“Awards”). The following is a summary of the principal features of the Plan.

A copy of the Plan is attached hereto as Exhibit B.

Administration

The Plan is generally administered by the Company’s Board of Directors (or the “Board”) or a committee of two (2) or more independent, non-employee directors (the “Committee”). The Board or the Committee, as applicable, has the power to determine the Participants to whom Awards shall be made. The Board of Directors also has the power to determine and administer Awards to the directors.

Awards under the Plan will generally be made pursuant to a written agreement between the Company and the Participant (the "Agreement"). In administering the Plan, the Board or the Committee has the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which Awards may be made and exercised and to determine the terms and provisions of each Agreement.

The directors on the Board or the members of the Committee, as applicable, are indemnified by the Company against the reasonable expenses incurred by them, including attorneys' fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the Plan.

The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) decrease the price at which Grants may be granted; (ii) materially increase the benefits accruing to the Participants under the Plan or (iii) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option (as defined below), stock award (“Stock Award”) or restricted stock purchase offer (“Restricted Stock Purchase Offer”) outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

Eligibility to Receive Awards

The Board selects the directors, officers, employees and consultants who will be granted Awards under the Plan. As of the Record Date the Company had approximately 20 officers, consultants and employees, including all of the Company’s named executive officers and non-employee directors who were eligible to receive Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Board has the discretion to select the participants.

Types of Awards

The Plan allows for the award of, stock, stock options and shares of restricted stock. Stock options granted under the Plan may be either incentive stock options (an “ISO”) qualifying under Section 422 of the Internal Revenue Codes of 1986, as amended (the “Code”) or non-qualified stock options (a “NQSO”).

An ISO may only be issued to employees of the Company. ISOs may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

Shares Authorized for Issuance

The total number of shares of Common Stock authorized for issuance under the Plan is 15,000,000 shares.

Stock Options

The Plan authorizes the grant of ISOs and NQSOs (collectively, "Options"). The terms applicable to such Options will be determined by the Board or the Committee, as applicable, but an Option generally will not be exercisable after ten years from its grant. All Options granted as ISOs shall comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. The exercise price for each ISO shall not be less than the fair market value of the Common Stock on the date of grant. However, any ISO granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("Ten Percent Holder") shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant. The exercise price of each NQSO shall be determined at the discretion of the Board of Directors of the Corporation. All other Option terms will be determined by the Board or Committee, as applicable, in their sole discretion.

Any Option granted to an employee of the Company shall become exercisable over a period of no longer than five (5) years. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no ISO granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option.

The aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

Stock Awards and Restricted Stock

All or part of any Stock Award under the Plan may be subject to conditions established by the Board, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant's continued association with the Company for a specified time and (ii) other specified conditions as the Board shall determine, in their sole discretion, consistent with the provisions of the Plan.

Shares Subject to the Plan

Except as set forth below, shares of Common Stock issued in connection with the exercise of, or as other payment for, an Award will be charged against the total number of shares issuable under the Plan.

In order to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations by the Company, the Committee may, in its sole discretion, adjust the number of shares subject to each outstanding Award, the exercise price and the aggregate number of shares from which grants or awards may be made.

Change in Control

Unless otherwise provided in the applicable Agreement between the Company and Participant, in the event of a Change in Control, 50% of the vesting restrictions applicable to each Participant’s Grant(s) shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates or exercise of Options, i.e. to the extent that a Participant’s Option(s) are unvested, 50% of such unvested portion shall vest.

Term

No Award shall be granted pursuant to the Plan on or after the date which is ten years from the date the Plan is approved by the shareholders, but Awards theretofore granted may extend beyond that date.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised, although the excess (if any) of the fair market value of the shares at exercise over the exercise price paid is treated as an item of income for alternative minimum tax purposes in the year of the exercise, and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Restricted Stock

No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares.

A participant who receives unvested shares of restricted stock under a stock Award may make an election under Section 83(b) of the Code at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of the Company’s other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have not established a Compensation Committee and our Board of Directors will serve this function.

ACTION 3

APPROVAL OF THE ISSUANCE OF SERIES A VOTING PREFERRED STOCK TO MICHAEL MO

Approval

On November 5, 2018 the Majority Shareholders authorized, approved and ratified the Board’s authorization toissue 1,000,000 shares of Series A Voting Preferred Stock to Michael Mo (the “Mo Issuance”), the Company’s Chief Executive Officer. The Company’s Certificate of Designation of Series A Voting Preferred Stock authorizes the issuance of 20,000,000 shares of preferred stock. As of the Record Date, 1,000,000 shares of the preferred stock were designated as Series A Voting Preferred Stock, par value $0.0001 (the “Series A Voting Preferred Stock”), and 0 shares of Series A Voting Preferred Stock were issued and outstanding.

Purpose of the Issuance of Series A Voting Preferred Stock to Michael Mo

The Company approved the Mo Issuance as a measure to (i) protect the progress of the Company and (ii) protect against any takeover actions of a third party targeting any of the Company’s assets or subsidiaries.

Effect of the Issuance of Series A Voting Preferred Stock to Michael Mo

Existing stockholders do not have preemptive rights with respect to the issuance of Series A Voting Preferred Stock by the Company and their interest in the Company will be diluted by such issuance with respect to voting but, because the shares are not convertible, will not be diluted with respect to outstanding Common Stock.

The holders of shares of Series A Voting Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. The Certificate of Designation of Series A Voting Preferred Stock provides that each holder of the Series A Voting Preferred Stock will have that number of votes equal to 100 votes per share of Series A Voting Preferred Stock held by such holder.

A copy of the Certificate of Designation of Series A Voting Preferred Stock which reflects the rights of the Series A Voting Preferred Stock is set forth on Exhibit C attached hereto. It is anticipated that the Mo Issuance will occur promptly following December 25, 2018.

Rights of the Series A Voting Preferred Stock

Holders of the Series A Voting Preferred Stock are not entitled to receive dividends nor convert their Series A Voting Preferred Stock into any series or class of stock of the Company. Additionally, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), holders of Series A Voting Preferred Stock shall have no right to distribution from the assets of the Company available for distribution to its stockholders.

The record holders of the Series A Voting Preferred Stock have the right to vote on any matter with holders of the Company’s Common Stock and other securities entitled to vote, if any, voting together as one (1) class. Each record holder of Series A Voting Preferred Stock has that number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled to vote at any regular or special meeting of the shareholders or by written consent) equal to one-hundred (100) votes per share of Series A Voting Preferred Stock held by such record holder.

The record holders of the Series A Voting Preferred Stock shall be entitled to the same notice of any regular or special meeting of the shareholders as may or shall be given to holders of Common Stock entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of Common Stock which in any way precludes the Series A Voting Preferred Stock from exercising its voting or consent rights as though it is or was a Common Stock holder.

For purposes of determining a quorum for any regular or special meeting of the shareholders, the voting rights of all outstanding shares of Series A Voting Preferred Stock shall be included with all shares of Common Stock represented at and entitled to vote at such meetings.

No share or shares of Series A Voting Preferred Stock acquired by the Company shall be reissued as Series A Voting Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Series A Voting Preferred Stock of the Company.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers and their ages are as follows:

Executive Officers

Name	Age	Office
Michael Mo	47	Chief Executive Officer and Director
Dr. Timothy Knowles	71	Director, Chief Technical Officer and Secretary
Simon Westbrook	69	Chief Financial Officer
Michael Carpenter	54	Vice President of Engineering

The term of office for each director is one year, or until the next annual meeting of the stockholders.

Michael Mo, was appointed CEO and Director of the Company on March 16, 2011, is a technology entrepreneur and successful investor with over 20 years of experience in technology management, product development and marketing. In 2013, he co-founded KULR and has been serving as its CEO since then. From 2007 to 2015, Mr. Mo served as Senior Director of Business Development at Amlogic, Inc., a California high-tech company. In 2005, Mr. Mo founded Sympeer Technology and served as its CEO until 2008. In 1998, he founded Wish Solutions, and served as its CEO until 2001. Mr. Mo received his Master of Science in Electrical Engineering from the University of California at Santa Barbara in 1995.

Timothy R. Knowles, was appointed CTO and Director of the Company, has over 30 Years of Thermal Management R&D and product development experience for the most challenging space and industrial applications. He conducted research and built building products for various space and industrial customers such as NASA, Boeing, Raytheon, Jet Propulsion Lab, and others. Since 1983, Dr. Knowles has been working as President at ELSI. In addition, in 2013, Dr. Knowles co-founded KULR and has been serving as it CTO since then. From 1977 to 1983, he was a postdoctoral research physicist at Hamburg University. Mr. Knowles received Ph.D. in Physics from University of California San Diego in 1977 and B.S. in Physics from University of Southern California in 1969.

Simon Westbrook, was appointed Chief Financial Officer on March 15, 2018. In 2009, Mr. Westbrook founded and has since served as an officer of Aargo, Inc., a company specializing in financial consulting services to corporations in various tech-related industries. Prior to Aargo, Inc., Mr. Westbrook was CFO of Amber Networks, Inc., and the Chief Financial Officer of Sage, Inc. (NASDAQ: SAGI), a Silicon Valley company specializing in flat panel displays. Before joining Sage, Mr. Westbrook held a number of senior financial positions at Creative Technology (NASDAQ: CREAF), a leading PC multimedia company, and Atari Corp (AMEX: ATC), the video game and home computer company both in the USA and overseas. At various times, he has held positions as an advisory board member of the Silicon Valley Financial Executives Institute, and various technology start-up companies where he has assisted in strategic planning, fund raising and team development. Simon is a Chartered Accountant and holds a Masters in Economics from Trinity College, Cambridge University.

Michael G. Carpenter serves as KULR’s Vice President of Engineering. Mr. Carpenter has been employed by ESLI since December 1983, serving as Director of the PCM Heatsink Group, Quality Manager, Facility Security Officer (FSO) in the Defense Industrial Security Program from 1988 to 1995. He also has been served as Safety Officer since he joined ESLI in 1983. Mr. Carpenter received his B.S. in Applied Mechanics from the University of California, San Diego in 1983.

The Company’s directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2017 and 2016 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2017 and whose total compensation for the 2017 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2017 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

				All Other Compensation				Total
Name and Principal Position	Year	Salary	Bonus	Earned		Waived		Earned	Waived
Michael Mo	2017	$76,894	$-	$3,631	(1)	$25,000	(2)	$80,525	$25,000
Chief Executive Officer	2016	$-	$-	$78,000	(3)	$-		$78,000	$-
Timothy Knowles	2017	$77,637	$-	$-		$32,000	(4)	$77,637	$32,000
Chief Technology Officer	2016	$-	$-	$-		$78,000	(4)	$-	$78,000

(1)	Includes health insurance benefits paid for by us.

(2)	A total of $25,000 was payable to Mr. Mo for consulting services rendered during 2017 prior to the commencement of his employment with us, however, Mr. Mo agreed to waive such amount in 2017.

(3)	Includes consulting fees earned by Mr. Mo prior to the commencement of employment with us that were paid by us.

(4)	A total of $110,000 was payable to Mr. Knowles for $32,000 and $78,000 of consulting services rendered during 2017 and 2016, respectively, prior to the commencement of his employment with us, however, Mr. Knowles agreed to waive such amount in 2017.

Bonuses

Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the named executive’s responsibilities with the Company. As we continue to grow, more defined bonus programs may be established to attract and retain our employees at all levels.

Equity Compensation Plans

No awards are currently contemplated to be made to our named executive officers.

Employment Contracts

Although we have not entered into employment agreements with our officers and directors, we have agreed to pay the following salaries to our officers:

Name and Principal Position	Salary
Michael Mo - CEO and Chairman	$140,000

Dr. Timothy Knowles - CTO and Director	$140,000

Simon Westbrook - CFO	$60,000

Michael Carpenter - VP of Engineering	$125,000

At the sole discretion of our Board of Directors, all officers are entitled to merit-based cash and equity bonuses.

Compensation of Directors

Because we are still in the development stage, our directors do not receive any compensation other than reimbursement for expenses incurred during the performance of their duties or their separate duties as officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the 2013 fiscal year, KULR issued 10,000,000 founder shares of its common stock to Michael Mo of which 3,333,334 shares were subsequently surrendered for cancellation and 6,666,666 were subsequently gifted to various friends and family, including 500,000 to his mother, Baoci Mo, 250,000 to his sister, Mary Mo, and 1,000,000 shares each to his sons, Brandon Mo and Alexander Mo. In connection with the Share Exchange, all 6,666,666 shares were exchanged for 13,333,332 shares of our Common Stock.

During the 2013 fiscal year, KULR issued 10,000,000 founder shares of its common stock to Timothy Knowles of which 2,200,000 were subsequently gifted to various friends and family. In connection with the Share Exchange, all 10,000,000 shares were exchanged for 20,000,000 shares of our Common Stock.

On April 15, 2013, KULR entered into a license and development agreement with Energy Science Laboratories, Inc., pursuant to which ESLI agreed to license its existing thermal technologies to KULR in exchange for a significant stake in KULR. On the same date, KULR also entered into a consulting agreement with ESLI, pursuant to which ESLI agreed to perform consulting services for KULR and KULR agreed to pay ESLI for such services at a rate as agreed by the parties from time to time. In addition, on November 10, 2016, ESLI executed a patent assignment agreement to assign certain patents to KULR. Dr. Timothy R. Knowles, the Company’s Chief Technical Officer, Secretary and member of the Company’s Board of Directors, is the President and majority owner of ESLI. During the years ended December 31, 2017 and 2016, the Company recorded research and development expense of $407,324 and $317,322 related to the consulting agreement with ESLI. The foregoing description of the agreements between KULR and ESLI are not complete and each of them is qualified in its entirety by reference to the license and development agreement, the license and development agreement and the patent assignment agreement, which are filed as exhibits to this report.

On June 2, 2014, KULR entered into consulting agreements with Michael Mo and Timothy Knowles. The agreements provide for a monthly retainer of $6,250 for June 2014 through November 2014 and $6,500 thereafter. The term of each agreement is twelve months and provide for automatic extensions, in the absence of termination. The consulting agreements were terminated in connection with the closing of the Share Exchange. During the years ended December 31, 2017 and 2016, the Company recorded aggregate expense of $57,000 and $156,000 related to the consulting agreements. On November 11, 2017, Michael Mo and Timothy Knowles waived $25,000 and $110,000, respectively, related to compensation previously owed to them by the Company in connection with their respective consulting agreements with KULR discussed above.

During the 2014 fiscal year, KULR issued and sold 5,000,000 shares of its Series A Preferred Stock to nine investors and received gross proceeds of $1,000,000. Our Chief Executive Officer, Michael Mo, and his spouse, Linda Mo, jointly invested $140,000 and his sons, Brandon Mo and Alexander Mo, invested $50,000 each for the purchase of an aggregate of 1,200,000 shares of KULR’s Series A Preferred Stock. In connection with the Share Exchange, all 5,000,000 shares were subsequently converted into common stock of KULR and then were exchanged for 10,000,000 shares of our Common Stock.

During the 2016 fiscal year, KULR issued and sold 1,333,334 shares of its Series A1 Preferred Stock to two investors and received gross proceeds of $400,000, plus another 500,000 shares of Series A1 Convertible Preferred Stock were exchanged for $150,000 of legal services provided to KULR. Our Chief Executive Officer’s sister, Mary Mo, invested $100,000 for the purchase of 333,334 shares of KULR’s Series A1 Preferred Stock. In connection with the Share Exchange, all 1,833,334 shares were subsequently converted into common stock of KULR and then were exchanged for 3,666,668 shares of our Common Stock.

On April 11, 2016, KULR issued a one-year note receivable from its Chief Executive Officer, Michael Mo, with a principal amount of $85,000 and an interest rate of 3.5% per year. On June 13, 2017, KULR collected the $85,000 note receivable in full as well as outstanding accrued interest in the amount of $3,488.

On June 19, 2017, we acquired all the issued and outstanding shares of KULR pursuant to the Share Exchange Agreement in exchange for the issuance of 50,000,000 of our Common Stock and KULR became our wholly owned subsidiary. Our Chief Executive Officer and Director, Michael Mo, and various members of his family were among the shareholders of KULR that entered into the Share Exchange Agreement. Our Chief Technical Officer and Director, Timothy Knowles, and various members of his family were among the shareholders of KULR that entered into the Share Exchange Agreement. Furthermore, Mr. Mo was an officer and director of both the Company and KULR prior to and after entering into the Share Exchange Agreement. Dr. Knowles was an officer and director of KULR prior to and after entering into the Share Exchange Agreement and became an officer and director of the Company after the closing of the Share Exchange Agreement.

CORPORATE GOVERNANCE

Director independence

Currently no directors would qualify as independent as defined under NASDAQ Marketplace Rules. Our directors believe that retaining one or more additional directors who would qualify as independent as defined in the NASDAQ Marketplace Rules would be overly costly and burdensome and not warranted in the circumstances given the current stage of the Company’s development.

Family Relationships

There are no family relationships between any director and executive officer.

Change in control

We are not aware of any arrangement that might result in a change in control of the Company.

Section 16(a) beneficial ownership compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of our common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics

We do not currently have a Code of Ethics, as defined under the rules and regulations of the Exchange Act. The Company does not believe a Code of Ethics is necessary at this time.

Nomination Process

As of December 31, 2017, we did not affect any material changes to the procedures by which stockholders may recommend nominees to the board of directors. We do not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The board of directors believes that, given the current stage of our development, a specific nominating policy would be premature and of little assistance until our operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and there is no specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with the board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this annual report.

Committees of the Board

We currently do not have nominating, compensation or audit committee, or committees performing similar functions, nor do we have a written nominating, compensation or audit committee charter. The board of directors does not believe that it is necessary to have such committees at this time because it believes that the functions of such committees can be adequately performed by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of the Company’s Common Stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Record Date through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person, except as specifically set forth below.

To our knowledge, except as indicated in the footnotes to the following table, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the persons shown is c/o KULR Technology Group, Inc., 1999 S. Bascom Ave. Suite 700, Campbell, CA 95008.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class(1)
Michael Mo (2) - CEO and Chairman	26,450,000	33.90%

Dr. Timothy Knowles - CTO and Director	15,600,000	19.99%

Simon Westbrook - CFO	-	-

Michael Carpenter - VP of Engineering	500,000	*

All directors and executive officers as a group (4 persons)	42,550,000	54.54%

*	Less than 1%

(1)	The percent of class is based on 78,021,819 shares of common stock issued and outstanding as of November 5, 2018.

(2)	Consists of: 20,000,000 shares held directly by Mr. Mo; 2,525,000 shares held by Mr. Mo’s son Alexander Mo; 2,525,000 shares held by Mr. Mo’s son Brandon Mo; 1,400,000 shares held jointly by Mr. Mo and his spouse, Linda Mo.

 DISSENTERS’ RIGHT OF APPRAISAL

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the actions taken by the Majority Shareholder.

INTERESTS OF CERTAIN PERSON IN MATTERS TO BE ACTED UPON

As previously described under Action 2, 15 million shares of our Common Stock will be reserved for future issuance to directors, officers, consultants, advisors and employees of the Company and its subsidiaries under the Plan. Accordingly, members of the Board of Directors and the executive officers of the Company will likely be recipients of Awards under the Plan.

As previously described under Action 3, 1,000,000 shares of Series A Voting Preferred Stock will be issued to Michael Mo, the Company’s Chief Executive Officer. Accordingly, Mr. Mo will then possess voting control of the Company until such time as his aggregate voting power is exceeded by other outstanding voting securities. Mr. Mo abstained from voting on Action 3.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "anticipate," "estimate," "predict," "potential," or the negative of these terms. These terms and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this report are based upon management's current expectations and beliefs, which management believes are reasonable. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor or combination of factors, or factors we are aware of, may cause actual results to differ materially from those contained in any forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements represent our estimates and assumptions only as of the date of this report. Except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	new competitors are likely to emerge and new technologies may further increase competition;
●	our operating costs may increase beyond our current expectations and we may be unable to fully implement our current business plan;
●	our ability to obtain future financing or funds when needed;
●	our ability to successfully obtain and maintain a diverse customer base;
●	our ability to protect our intellectual property through patents, trademarks, copyrights and confidentiality agreements;
●	our ability to attract and retain a qualified employee base;
●	our ability to respond to new developments in technology and new applications of existing technology before our competitors;
●	acquisitions, business combinations, strategic partnerships, divestures, and other significant transactions may involve additional uncertainties; and
●	our ability to maintain and execute a successful business strategy.

Other risks and uncertainties include such factors, among others, as market acceptance and market demand for our products and services, pricing, the changing regulatory environment, the effect of our accounting policies, potential seasonality, industry trends, adequacy of our financial resources to execute our business plan, our ability to attract, retain and motivate key technical, marketing and management personnel, and other risks described from time to time in periodic and current reports we file with the United States Securities and Exchange Commission, or the "SEC." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Information Statement to all shareholders of record as of the Record Date. Shareholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling (408) 663-5247, or by writing to 1999 S. Bascom Ave. Suite 700, Campbell, CA 95008. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling (408) 663-5247, or by writing to 1999 S. Bascom Ave. Suite 700, Campbell, CA 95008.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the coping cost. Our Sec filings are also available at the SEC’s web site at www.sec.gov and our website at www.kulrtechnology.com. We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

EXHIBIT A

Certificate of Amendment

to the

Certificate of Incorporation

 Of

 KULR Technology Group, INC.

This Certificate of Amendment to the Certificate of Incorporation of KULR Technology Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, is hereby duly adopted pursuant to and in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

1.           Article 4 of the Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

Shares

The total number of shares of stock which the Corporation shall have authority to issue is 520,000,000 shares, consisting of 500,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to the Delaware General Corporation Law, does hereby make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this [*] day of December, 2018.

This Certificate of Amendment shall become effective at 8:00 a.m. on December [*], 2018.

By:_________________________________

Title: Chief Executive Officer and Chairman

Name: Michael Mo

EXHIBIT B

KT HIGH-TECH Marketing, Inc.’s

2018 KULR TECHNOLOGY GROUP EQUITY INCENTIVE PLAN

This 2018 KULR TECHNOLOGY GROUP EQUITY INCENTIVE PLAN (the "Plan") is designed to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company.  These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.	Definitions.

(a)	"Board" - The Board of Directors of the Company.
(b)	"Change in Control" - Means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(i)	The acquisition in one transaction by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 51% or more of outstanding Stock of the Company; provided, however, that a Change in Control as defined in this clause (i) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the effective date of this Plan is a holder of Stock (a "Current Stockholder") so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 51% or more of the outstanding; or

(ii)	Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of this Plan and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the effective date of this Plan; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (2) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii) and that a Change in Control as defined in this clause (ii) shall not apply to a Board consisting of less than three members; or

(iii)	Approval by the stockholders of the Company of a reorganization, merger, consolidation or similar transaction (a "Reorganization Transaction"), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such Reorganization Transaction; or

(iv)	Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such sale or disposition.

(c)	"Code" - The Internal Revenue Code of 1986, as amended from time to time.
(d)	"Company" - KT High-Tech Marketing, Inc. and its subsidiaries, including subsidiaries of subsidiaries.
(e)	"Exchange Act" - The Securities Exchange Act of 1934, as amended from time to time.
(f)	"Fair Market Value" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board.
(g)	"Grant" - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination, or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Board may establish in order to fulfill the objectives of the Plan.
(h)	"Grant Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.
(i)	"Option" - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an "Optionee."
(j)	"Participant" - A director, officer, employee or consultant of the Company to whom an Award has been made under the Plan.
(k)	"Restricted Stock Purchase Offer" - A Grant of the right to purchase a specified number of shares of Stock pursuant to a written agreement issued under the Plan.
(l)	"Securities Act" - The Securities Act of 1933, as amended from time to time.
(m)	"Stock" - Authorized and issued or unissued shares of common stock of the Company.
(n)	"Stock Award" - A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2.	Administration. The Plan shall be administered by the Board, provided, however, that the Board may delegate such administration to any committee of the Board it shall designate. Subject to the provisions of the Plan, the Board shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.	Eligibility.

(a)	General: The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants to the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company subsequent to the first registration of any of the securities of the Company under the Exchange Act shall comply with the requirements of Rule 16b-3.

(b)	Incentive Stock Options: Subject to shareholder approval of the Plan, Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(c)	Nonstatutory Option: The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a "Nonstatutory Option" or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(d)	Stock Awards and Restricted Stock Purchase Offers: The provisions of this Section 3 shall not apply to any Stock Award or Restricted Stock Purchase Offer under the Plan.

4.	Stock.

(a)	Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

(b)	Number of Shares: Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed Fifteen Million (15,000,000). If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

(c)	Reservation of Shares: The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)	Application of Funds: The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Stock Purchase Agreements will be used for general corporate purposes.

(e)	No Obligation to Exercise: The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

5.	Terms and Conditions of Options.

Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in such form and substance as the Board shall from time to time approve. Option agreements need not be identical, and in each case may include such provisions as the Board may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(a)	Number of Shares: Each Option shall state the number of shares to which it pertains.

(b)	Exercise Price: Each Incentive Stock Option shall state the exercise price, which shall be determined as follows:

(i)	Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("Ten Percent Holder") shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)	Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.

For the purposes of this Section 5(b), the Fair Market Value shall be as determined by the Board in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

The exercise price of each Nonstatutory Stock Option shall be determined at the discretion of the Board of Directors of the Corporation.

(c)	Medium and Time of Payment: The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company's outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)	in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)	through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid (i) by Optionee's delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Optionee under the Federal tax laws, or (ii) in such other form of consideration permitted by the corporations law of the State of Delaware as may be acceptable to the Board.

(d)	Term and Exercise of Options: Any Option granted to an employee of the Company shall become exercisable over a period of no longer than five (5) years. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

(e)	Termination of Status as Employee, Consultant or Director: If Optionee's status as an employee shall terminate for any reason other than Optionee's disability or death, then Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee's personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any of Optionee's Incentive Stock Options which were exercisable as of the date of such termination, in whole or in part, within 90 days after such termination (or, in the event of "termination for good cause" as that term is defined in case law related thereto, or by the terms of the Plan or the Option Agreement or an employment agreement, the Option shall automatically terminate as of the termination of employment as to all shares covered by the Option).

With respect to Nonstatutory Options granted to employees, directors or consultants, the Board may specify such period for exercise, not less than 90 days (except that in the case of "termination for cause" or removal of a director), the Option shall automatically terminate as of the termination of employment or services as to shares covered by the Option, following termination of employment or services as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment or services. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.

(f)	Disability of Optionee: If an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, the ninety (90) day period set forth in Section 5(e) shall be a period, as determined by the Board and set forth in the Option, of not less than six months nor more than one year after such termination.

(g)	Death of Optionee: If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee's Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within (i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be more, in the case of a Nonstatutory Option, than the period for exercise following termination of employment or services, or (ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee's death and not previously exercised by the Optionee.

(h)	Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(i)	Recapitalization: Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" by the Company.

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a "Reorganization"), unless otherwise provided by the Board, this Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization.  In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Paragraph 6(d) of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(j)	Rights as a Shareholder: An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 5(i) hereof.

(k)	Modification, Acceleration, Extension, and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code and applicable state securities laws. Notwithstanding the provisions of this Section 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(l)	Exercise Before Exercise Date: At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee's employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board may deem advisable.

(m)	Other Provisions: The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities laws, corporation law of the State of Delaware, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

(n)	Repurchase Agreement: The Board may, in its discretion, require as a condition to the Grant of an Option hereunder, that an Optionee execute an agreement with the Company, in form and substance satisfactory to the Board in its discretion ("Repurchase Agreement"), (i) restricting the Optionee's right to transfer shares purchased under such Option without first offering such shares to the Company or another shareholder of the Company upon the same terms and conditions as provided therein; and (ii) providing that upon termination of Optionee's employment with the Company, for any reason, the Company (or another shareholder of the Company, as provided in the Repurchase Agreement) shall have the right at its discretion (or the discretion of such other shareholders) to purchase and/or redeem all such shares owned by the Optionee on the date of termination of his or her employment at a price equal to: (A) the fair value of such shares as of such date of termination; or (B) if such repurchase right lapses at 20% of the number of shares per year, the original purchase price of such shares, and upon terms of payment permissible under the applicable state securities laws; provided that in the case of Options or Stock Awards granted to officers, directors, consultants or affiliates of the Company, such repurchase provisions may be subject to additional or greater restrictions as determined by the Board.

6.	Stock Awards and Restricted Stock Purchase Offers.

(a)	Types of Grants.

(i)	Stock Award. All or part of any Stock Award under the Plan may be subject to conditions established by the Board, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

(ii)	Restricted Stock Purchase Offer. A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant's continued association with the Company for a specified time and (ii) other specified conditions as the Board shall determine, in their sole discretion, consistent with the provisions of the Plan.

(b)	Conditions and Restrictions. Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement or Restricted Stock Purchase Offer under a Restricted Stock Purchase Offer may include such restrictions as the Board, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as "Restricted Stock". Further, with Board approval, Stock Awards or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board may permit selected Participants to elect to defer distributions of Stock Awards or Restricted Stock Purchase Offers in accordance with procedures established by the Board to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement, Restricted Stock Purchase Offers or by the Board, may require the payment be forfeited in accordance with the provisions of Section 6(c). Dividends or dividend equivalent rights may be extended to and made part of any Stock Award or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board may establish.

(c)	Cancellation and Rescission of Grants. Unless the Stock Award Agreement or Restricted Stock Purchase Offer specifies otherwise, the Board, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement or Restricted Stock Purchase Offer, the Plan and with the following conditions:

(i)	A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

(ii)	A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's Proprietary Information and Invention Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(iii)	A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(iv)	Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Board that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(c) prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)	Nonassignability.

(i)	Except pursuant to Section 6(e)(iii) and except as set forth in Section 6(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(ii)	Where a Participant terminates employment and retains a Grant pursuant to Section 6(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a "blind" trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board, to act on behalf of the Participant with regard to such Awards.

(e)	Termination of Employment. If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards or Restricted Stock Purchase Offers shall be cancelled immediately, unless the Stock Award Agreement or Restricted Stock Purchase Offer provides otherwise:

(i)	Retirement Under a Company Retirement Plan. When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board may permit Stock Awards or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)	Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board, the acceleration and/or continuation of outstanding Stock Awards or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 9 or at such time as the Board shall deem the continuation of all or any part of the Participant's Grants are not in the Company's best interest.

(iii)	Death or Disability of a Participant.

(1)	In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)	In the event a Participant is deemed by the Board to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)	After the death or disability of a Participant, the Board may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)	In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board, as applicable, shall be binding and conclusive.

7.	Change in Control. Unless otherwise provided in the applicable Grant Agreement, in the event of a Change in Control, 50% of the vesting restrictions applicable to each Participant’s Grant(s) shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates or exercise of Options, i.e. to the extent that a Participant’s Option(s) are unvested, 50% of such unvested portion shall vest.

8.	Investment Intent. All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall (A) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (B) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

9.	Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) decrease the price at which Grants may be granted, (ii) materially increase the benefits to Participants, or (iii) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board may adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

10.	Tax Withholding. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.	Availability of Information. During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be exercisable, the Company shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

12.	Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

13.	Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

14.	Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.

15.	Termination Dates. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 9.

The foregoing 2018 KULR Technology Group Equity Incentive Plan of KT High-Tech Marketing, Inc. (consisting of 9 pages, including this page) was duly adopted and approved by the Board of Directors on August 15, 2018.

KT High-Tech Marketing, Inc.

By:	/s/ Michael Mo
Name: Michael Mo
Title: Chief Executive Officer

EXHIBIT C

CERTIFICATE OF DESIGNATION

OF

SERIES A VOTING PREFERRED STOCK

OF

KT HIGH-TECH MARKETING INC.

to be filed with the Secretary of State

of the State of Delaware

on or about June 6, 2017

KT HIGH-TECH MARKETING INC. (the “Company”), a corporation organized and existing under the laws of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and the Board of Directors of the Company, has adopted resolutions (a) authorizing the issuance of 1,000,000 shares of preferred “A” stock, $0.0001 par value per share (individually or collectively the “Preferred A Stock”), of the Company and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as follows:

1. Dividends and Distributions

1.1. No Dividend Rights. Holders of the Preferred A Stock shall not be entitled to receive dividends.

2. Conversion into Common Stock.

2.1. No Right to Convert. Holders of the Preferred A Stock shall not be entitled to convert Preferred A Stock into any series or class of stock of the Company.

3. Liquidation Preference.

3.1. No Right to Distribution of Assets in Liquidation. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), holders of Preferred A Stock shall have no right to distribution from the assets of the Corporation available for distribution to its stockholders.

4. Voting Rights.

4.1. Voting Rights. The record holders of the Preferred A Stock shall have the right to vote on any matter with holders of the Company’s Common Stock and other securities entitled to vote, if any, voting together as one (1) class. Each record holder of Preferred A Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled to vote at any regular or special meeting of the shareholders or by written consent) equal to one-hundred (100) votes per share of Preferred A Stock held by such record holder.

The record holders of the Preferred A Stock shall be entitled to the same notice of any regular or special meeting of the shareholders as may or shall be given to holders of Common Stock entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of Common Stock which in any way precludes the Preferred A Stock from exercising its voting or consent rights as though it is or was a Common Stock holder.

For purposes of determining a quorum for any regular or special meeting of the shareholders, the voting rights of all outstanding shares of Preferred A Stock shall be included with all shares of Common Stock represented at and entitled to vote at such meetings.

5. Reissuance.

No share or shares of Preferred A Stock acquired by the Corporation shall be reissued as Preferred A Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

RESOLVED, that the date of the adoption of the amendment by all of the Directors of the Corporation is June 2, 2017. Pursuant to Article Four of the Certificate of Incorporation, no shareholder approval is required.

DATE: June 6, 2017

By:    /s/ Michael Mo

Michael Mo, President